UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2019

AIMMUNE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37519	45-2748244
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8000 Marina Blvd, Suite 300

Brisbane, CA 94005

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 614-5220

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AIMT	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On November 14, 2019 (the “Effective Date”), Aimmune Therapeutics, Inc. (the “Company”) entered into a Commercial Packaging Agreement (the “Packaging Agreement”) with AndersonBrecon Inc., doing business as PCI of Illinois (“PCI-US”) and Millmount Healthcare Limited (“PCI-Ireland” and, together with PCI-US, “PCI”) for commercial packaging services.

Under the terms of the Packaging Agreement, PCI will be responsible for, among other things, the packaging and labeling of the Company’s lead product candidate, AR101 (PALFORZIA), tooling purchases and repair, analytical work, stability testing, auditing of suppliers and storage. The Company is responsible for supplying the product materials to PCI, including sachets, capsules and other raw materials. Pursuant to the Packaging Agreement, the Company has agreed to submit rolling forecasts, some of which will be binding on the Company, for the Company’s packing requirements in the United States, Canada, the European Union (including the United Kingdom), Norway, Switzerland and Australia. The Company will compensate PCI for services rendered, based on an agreed upon fee schedule and subject to certain price adjustments and an annual minimum order obligation in the United States. In addition, the Company has agreed to a one-time purchase requirement in Europe in the event the Company elects to request any packaging services from PCI-Ireland pursuant to the Packaging Agreement. During the term of the Packaging Agreement, and for one year thereafter, PCI will not package for commercial distribution any oral immunotherapy product for the treatment of peanut allergy.

The initial term of the Packaging Agreement began on the Effective Date and will continue for a period of four years. The Packaging Agreement then automatically renews for successive one-year terms, unless earlier terminated pursuant to its terms, or upon either party’s provision of notice of intent not to renew at least three years prior to the end of the then-current term. The Packaging Agreement may be terminated by either party upon the other party’s filing of a petition for bankruptcy or insolvency, upon an uncured material breach of its terms by the other party, or if any license, permit or certificate required by the other party to perform its obligations under the Packaging Agreement is not approved or issued or is revoked. In addition, the Company may terminate the Packaging Agreement for any reason or no reason upon 24-months’ prior written notice or if the Company decides to discontinue the marketing or sale of AR101 in the United States.

The Packaging Agreement contains certain representations, warranties, limitations of liabilities, intellectual property licenses and technology transfer obligations, confidentiality and indemnity obligations and other provisions customary for agreements of this type.

The foregoing description of the material terms of the Commercial Services Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, reference to the Commercial Services Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2019 and is incorporated by reference herein. Portions of the Commercial Services Agreement may be subject to a FOIA Confidential Treatment Request to the SEC pursuant to Rule 24b-2 under the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIMMUNE THERAPEUTICS, INC.

Date: November 14, 2019	By:	/s/ Douglas T. Sheehy
Douglas T. Sheehy
General Counsel and Secretary